EXHIBIT 24-A


                  THE CINCINNATI GAS & ELECTRIC COMPANY
                            POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, That each person signing below constitutes J. Wayne Leonard, William L. Sheafer, Cheryl M. Foley and Jerome A. Vennemann, and each of them, with full power to act without the others, his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, in any capacity, to sign Registration Statements on Forms S-3 or such appropriate form as may be required, and any amendments thereto, covering the issuance and sale of not to exceed an aggregate principal amount of $500 million of the Company s First Mortgage Bonds, First Mortgage Bonds consisting of secured medium term notes, senior unsecured indebtedness or junior unsecured subordinated indebtedness, or any combination thereof, in one or more series, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full authority to do each act necessary to be done, as fully to all purposes as he might do in person, hereby ratifying all that the attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on this 1st day of May 1995 by the undersigned Directors and Officers of The Cincinnati Gas & Electric Company in the capacities indicated.



    /s/ Jackson H. Randolph            /s/ James E. Rogers
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      Jackson H. Randolph                  James E. Rogers
 Director and Chief Executive                 Director
            Officer


     /s/ George H. Stinson              /s/ J. Wayne Leonard
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       George H. Stinson                  J. Wayne Leonard
           Director                   Group Vice President and
                                       Chief Financial Officer


     /s/ Charles J. Winger
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       Charles J. Winger
          Comptroller